                                 EXHIBIT 10.17


               Form of Stock Option Agreement used in connection
                    with the 1993 Employee Stock Option Plan

                                KERR GROUP, INC.
                        1993 EMPLOYEE STOCK OPTION PLAN


                             STOCK OPTION AGREEMENT
                             ----------------------

         AGREEMENT, dated as of the_____ day of ______, 1993 between KERR GROUP, INC., a Delaware corporation (the "Company"), and __________ (the "Optionee").

                 1. The Company hereby grants to the Optionee, pursuant to the Company's _________________ Stock Option Plan (the "Option Plan"), a copy of which is annexed to this Agreement, a nonqualified stock option to purchase _________ shares (subject to adjustment as provided in paragraph 5 hereof) of Common Stock of the Company (the "Option Shares") at the price of $_________ per share on the terms and conditions set forth in the Option Plan, and hereinafter except to the extent that any such provision is inconsistent with the provisions of the Option Plan. The option price is equal to 100% of the mean between the high and low selling prices of a share of Common Stock of the Company on _________ , the date on which this option was granted by the Board of Directors of the Company. This option is not an "incentive stock option", within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended.

                 2. This option shall be exercised not later than five years from the date hereof; provided, however, that (i) the option to purchase the first one-fifth of the Option Shares shall be exercisable from and after the date hereof, (ii) the option to purchase the next one-fifth of the Option Shares shall not be exercisable prior to __________, (iii) the option to purchase the next one-fifth of the Option Shares shall not be exercisable prior to _________, (iv) the option to purchase the next one-fifth of the Option Shares shall not be exercisable prior to ____________; and (v) the option to purchase the remaining one-fifth of the Option shares shall not be exercisable prior to ____________; further provided, however, that no part of the option granted hereunder shall be exercisable prior to the 10th consecutive trading day on which the closing price of the Common Stock of the Company is $__________ per share or higher. Notwithstanding the preceding sentence, if the Company liquidates or if the Company sells substantially all of its assets or is not the surviving corporation in any merger or consolidation and substitute options are not issued for this option, then during the ten (10) day period commencing on the date of such event, the Optionee may exercise this option as to all or any part of the Option Shares, including shares as to which this option would then not otherwise be exercisable, and receive upon such exercise the property into which the shares of Common Stock otherwise issuable upon such exercise would have been converted had they been outstanding at the time of such event. If a single stockholder or a group of stockholders who would be deemed to be a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 acquires more than 50% of the shares of the Company's capital stock which are entitled to vote for the election of directors, then during the sixty
(60) day period commencing after such event, the Optionee may exercise this option as to all or any part of the Option Shares, including shares as to which this option would not then otherwise be exercisable. If this option is exercised in accordance with the provisions of the immediately preceding sentence as to less than all of the Option Shares, this option shall be deemed to have been so exercised in inverse chronological order. Upon the expiration of such sixty (60) day period, the unexercised portion of any such portion shall be exercisable only to the extent it was exercisable prior to the occurrence of such event. Notwithstanding any provisions of this Agreement to the contrary, in no event may this option be exercised after five years from the date hereof.

                 3. This option and all rights hereunder to the extent such rights shall not have been exercised shall terminate and become null and void when the Optionee ceases to be an employee of the Company or any of its subsidiaries, except that:

                          (i) in the event of the termination by the Company of the Optionee's employment other than for cause, this option may be exercised to the extent it was exercisable at the date of such termination, but only within a period of three months after the date of such termination;

                          (ii) in the event of the retirement of the Optionee at an age at which he would be entitled to retirement benefits under the Company's pension plans as then in effect, this option may be exercised as to all of the Option Shares, but only within a period of three months after the date of such retirement;

                          (iii) in the event of the death of the Optionee within the three month periods described in items (i) and (ii) above, the person or persons to whom the Optionee's rights under this option pass by will or the laws of descent or distribution shall be entitled to exercise this option within one year after the date of Optionee's death, but only to the extent the Optionee was otherwise entitled to exercise this option under items (i) and (ii); and

                          (iv) in the event of the death of the Optionee while in the employ of the Company or any of its subsidiaries, the person or persons to whom the Optionee's rights under this option pass by will or the laws of descent or distribution shall be entitled to exercise this option within one year after the date of death for all the Option Shares with respect to which the option granted hereunder has not been previously exercised.

Notwithstanding the foregoing, this option may in no event be exercised by anyone to any extent in the event of a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation, a sale of substantially all of the assets of the Company or a dissolution, liquidation or winding up of the affairs of the Company, after the close of business on the tenth day after the date of such event.

                 4. This option is exercisable with respect to all, or from time to time with respect to any portion, of the Option Shares then subject to such exercise, by delivering written notice of such exercise, in the form prescribed by the Stock Option and Compensation Committee, to the office of the Corporate Secretary of the Company at 1840 Century Park East, Los Angeles, California 90067 or at such other address as the Company may hereafter notify the Optionee. Each such notice shall be accompanied by a cash payment in full of the purchase price of such shares and of the cost of any applicable state documentary tax stamps. At the request of the Company, the Optionee promptly shall pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, State, local or foreign income or other taxes.

                 5. If there is any stock dividend, split-up or combination of shares of Common Stock of the Company or any other change in such Common Stock, whether by way of exchange, offering of subscription rights, recapitalization or otherwise, such adjustment, if any, shall be made in the number of Option Shares and the exercise price of this option as the Stock Option and Compensation Committee of the Company, in its sole discretion, may deem equitable.

                 6. This option shall, during the Optionee's lifetime, be exercisable by only him, and neither this option nor any right hereunder shall be transferable except by will or laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process on the rights or interest hereby conferred, the Company may terminate this option by notice to the Optionee and this option shall thereupon become null and void.

                 7. Neither the granting of this option nor the exercise thereof shall be construed as conferring upon the Optionee any right to continue in the employment of the Company or any of its subsidiaries, or as interfering with or restricting in any way the right of such corporations to terminate such employment at any time.

                 8. Neither the Optionee, nor any person entitled to exercise his rights in the event of his death, shall have any of the rights of a stockholder with respect to the Option Shares, except to the extent that certificates for such shares shall have been issued upon exercise of the option as provided for herein.

                 9. The inability of the Company to obtain, or any delay in obtaining, from each regulatory body having jurisdiction, all requisite authority to issue or transfer the Option Shares or the inability of the Company to comply with, or any delay in complying with, any laws, rules or regulations governing the issuance or transfer of the Option Shares (including but not limited to complying with the Securities Act of 1933, as amended (the "Act"), and all rules and regulations promulgated thereunder), the fulfillment of which conditions are deemed necessary by counsel for the Company to the lawful issuance or transfer of any such shares, shall relieve the Company of any liability for the nonissuance or nontransfer, or any delay in the issuance or transfer of such shares.

                          At the time of exercise of this option, the Company
may, if it shall deem it necessary or desirable in order to comply with the Act, require the Optionee to represent in writing to the Company that it is then his intention to acquire the Option Shares for his account, that the Optionee shall not sell, transfer or dispose of such shares except pursuant to an effective registration statement under the Act or an exemption therefrom, as determined by, or with approval of counsel satisfactory to the Company, and that the Optionee acknowledges that the Option Shares are unregistered under the Act and accordingly must be held indefinitely unless such shares are subsequently registered or an exemption from such registration is available.
In such event a legend shall be placed on the stock certificate representing the Option Shares to reflect the transfer restrictions and stop transfer instructions shall be issued to the Company's transfer agent with respect to such shares.

                 10. This option shall be exercised in accordance with such administrative regulations as the Stock Option and Compensation Committee may from time to time adopt. All decisions of the Stock Option and Compensation Committee upon any question arising under the Option Plan or under this instrument shall be conclusive and binding upon the Optionee and all other persons.

                 11. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.

                                          KERR GROUP, INC.

                                          By: _______________________________
                                              Roger W. Norian
                                              President



                                              Optionee: _____________________